UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 25, 2025
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Health Drive,			655 New York Avenue NW
Eden Prairie,	Minnesota	55344	Washington,	DC	20001
(Address of principal executive offices)		(Zip Code)	(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 328-5979
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	UNH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2025, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing that Wayne S. DeVeydt has been appointed its Chief Financial Officer, effective September 2, 2025 (the “Effective Date”). John F. Rex, who joined the Company in 2012 and has been its Chief Financial Officer since 2016, will, on the Effective Date, become a Strategic Advisor to the Company’s Chief Executive Officer in accordance with his employment contract executed in 2016.

Mr. DeVeydt, age 55, currently serves as Managing Director of Bain Capital, a role he has held since 2022. He has also served as Executive Chairman of the Board of Directors of Surgery Partners since 2020. He was Chief Executive Officer and Director of Surgery Partners from 2018 to 2020. Mr. DeVeydt also previously served as Executive Vice President and Chief Financial Officer of Elevance Health (formerly known as Anthem) from 2007 to 2016. During his tenure at Anthem starting in 2005, he held numerous other leadership roles, including as Chief Strategy Officer, Chief Accounting Officer, and Chief of Staff to the Chairman and Chief Executive Officer. Prior to joining Anthem, Mr. DeVeydt was a partner at PricewaterhouseCoopers. Mr. DeVeydt has served on the Board of Directors of Centene Corporation since 2022.

In connection with the appointment, on July 25, 2025, Mr. DeVeydt entered into an employment agreement, effective on the Effective Date, setting forth the terms of his employment with the Company, including the following:

•An annual base salary of $1,000,000.
•Participate in the Company’s incentive compensation plans, including an initial target annual bonus of 200% of his annual base salary.
•An annual stock award target with a fair value of $10,000,000; based on his hire date, a pro-rated 2025 annual stock plan award of $3,000,000, allocated using the following mix approved by the Compensation and Human Resources Committee (the “Compensation Committee”) for executive officers: (1) a $1,500,000 stock award, consisting of $750,000 in restricted stock units (“RSUs”) and $750,000 in non-qualified stock options (“NSOs”); and (2) a $1,500,000 stock award in performance-based restricted stock unit (“PSUs”), which covers the 2026-2028 performance period. The RSUs and NSOs will vest ratably over four years and the PSUs will cliff vest over three years, all subject to the terms and conditions specified in the Company’s stock plan and award agreements, including restrictive covenants.
•For 2026, Mr. DeVeydt will receive a PSU award equal to a majority of the stock award value granted, subject to Compensation Committee approval.
•A sign-on bonus of $1,200,000, which replaces compensation he will be forgoing when joining the Company, subject to clawback if Mr. DeVeydt is terminated by the Company for “cause” or if he resigns without “good reason” (“cause” and “good reason” are defined in the Company’s 2025 proxy statement).
•A sign-on stock award with a fair value of $5,000,000, consisting of $2,500,000 in RSUs and $2,500,000 in NSOs. The RSUs and NSOs will have the same vesting schedule as specified above and subject to the terms and conditions specified in the Company’s stock plan and award agreements, including restrictive covenants.
•For purposes of the Company’s stock plan retirement eligibility provision, if Mr. DeVeydt retires after he reaches age 60 (after five years of employment with the Company), any outstanding stock awards granted to him will continue to vest in accordance with the terms of the stock award agreements.
•Eligible to receive severance which equals to two times base salary plus the sum of the last two years’ annual bonuses upon termination by the Company without “cause” or by Mr. DeVeydt for “good reason.”
•Participate in other compensation, benefit plans, relocation benefits, insurance benefits and security protection available to Company executives in similarly-situated positions.

Mr. DeVeydt has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The above summary of the material terms of Mr. DeVeydt’s employment agreement is qualified by reference to the complete text of the employment agreement filed as an exhibit to this report and is incorporated in this report by reference. A copy of the press release is attached as an exhibit to this report and is incorporated in this report by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit	Description
10.1	Employment Agreement, effective as of September 2, 2025, between United HealthCare Services, Inc. and Wayne S. DeVeydt
99.1	Press Release dated July 31, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2025

UNITEDHEALTH GROUP INCORPORATED
By:	/s/ Kuai H. Leong

Kuai H. Leong
Senior Deputy General Counsel and Deputy Corporate Secretary